EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-44793 and 333-71322 of The Charles Schwab Corporation on Form S-8 of our report dated June 13, 2018, relating to the financial statements and the financial statement schedule of the SchwabPlan Retirement Savings and Investment Plan, appearing in this Annual Report on Form 11-K of the SchwabPlan Retirement Savings and Investment Plan for the year ended December 31, 2017.
/s/ Deloitte & Touche LLP
June 13, 2018